UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement

☐  Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))

☐  Definitive Proxy Statement

☑  Definitive Additional Materials

☐  Soliciting Material under Rule 14a-12

Anavex Life Sciences Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

The following disclosure supplements the definitive proxy statement filed by Anavex Life Sciences Corp. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on March 10, 2017 (the “Definitive Proxy Statement”).  This supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. The information set forth in the Definitive Proxy Statement remains unchanged and is incorporated herein by reference as relevant to the items set forth below.

On March 10, 2017, the Company mailed the letter attached hereto as Attachment 1 to its stockholders, along with the Definitive Proxy Statement and documents ancillary thereto.

Supplemental Information Regarding Proposal 2, the Amendment of the Company’s Articles of Incorporation to Authorize up to 10,000,000 Shares of Blank-Check Preferred Stock

At our 2017 Annual Meeting of Stockholders, to be held on Tuesday, April 18, 2017, our stockholders will vote on an amendment to amend the Company’s Articles of Incorporation to authorize up to 10,000,000 shares of blank-check preferred stock. The Definitive Proxy Statement is amended to add Exhibit A to the Definitive Proxy Statement, which was originally included in the preliminary Proxy Statement filed on February 27, 2017 with the Securities and Exchange Commission. All other items of the Proxy Statement are incorporated herein by reference without changes.

The Board unanimously recommends a vote “FOR” approval of Proposal 2.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on Tuesday, April 18, 2017 at the offices of Nasdaq MarketSite at 4 Times Square, New York, NY 10036.

Copies of this proxy statement and proxy materials ancillary hereto, and the 2016 Annual Report may be found on our website at www.anavex.com and at www.proxyvote.com.

Dear Shareholder,

I am pleased to invite you to attend our 2017 Annual General Meeting of Stockholders (the “Meeting”), which will be held on Tuesday, April 18, 2017, 10:00 a.m., local time, at the offices of Nasdaq MarketSite, 4 Times Square, New York, NY 10036.

Your participation in this meeting is very important and we ask that you review the enclosed proxy statement, which gives important information regarding the business to be conducted at the Meeting. Your vote is very important to us and we strongly encourage you to exercise your right to vote on the matters set forth in the proxy statement. Our Board of Directors unanimously recommends that you vote in favor of all of the proposed resolutions.

You can vote using any one of the following methods:

1)	Electronically by submitting your vote at www.proxyvote.com using the control number from the enclosed proxy card.
2)	By telephone by calling 1-800-690-6903. Please have your proxy card available.
3)	By Mail by signing and returning the proxy card provided herein as soon as possible.

The proxy card must be received no later than April 14, 2017. Please allow adequate time for mailing.

4)	In Person Stockholders of record and beneficial stockholders with shares held by a bank, broker or other nominee may vote in person at the Meeting. Please note, however, that if your shares are held by a broker, bank or other nominee and you wish to vote at the Meeting, you will not be permitted to vote in person at the Meeting unless you first obtain a legal proxy issued in your name from the record holder.

For additional voting assistance or questions, please call our proxy solicitation agent, Kingsdale Advisors by telephone at 1-800-775-3159 or through email at contactus@kingsdaleadvisors.com.

On behalf of Anavex, thank you for your support as shareholders. We look forward to building on our past accomplishments with your continued support, and we thank you in advance for your vote.

Yours truly

Christopher U Missling

Christopher U. Missling, PhD

Chief Executive Officer